Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of April 21, 2005 (this “Agreement”), among (i) The Nasdaq Stock Market, Inc., a Delaware corporation (together with any successor entity, the “Company”), (ii) Hellman & Friedman Capital Partners IV, L.P. (“H&F-1”), H&F Executive Fund IV, L.P. (“H&F-2”), H&F International Partners IV-A, L.P. (“H&F-3”), H&F International Partners IV-B, L.P. (“H&F-4” and collectively with H&F-1, H&F-2 and H&F-3, and any affiliates to whom they transfer Registrable Securities, the “H&F Entities”), (iii) Silver Lake Partners II TSA, L.P. (“SLP-1”), Silver Lake Technology Investors II, L.L.C. (“SLP-2”), Silver Lake Partners TSA, L.P. (“SLP-3”) and Silver Lake Investors, L.P. (“SLP-4” and collectively with SLP-1, SLP-2 and SLP-3, and any affiliates to whom they transfer Registrable Securities, the “SLP Entities”); (iv) Integral Capital Partners VI, L.P. (“Integral”) and (v) VAB Investors, LLC (“VAB Investors” and together with the H&F Entities, the SLP Entities, and Integral, the “Initial Holders”).

RECITALS

Pursuant to the Securities Purchase Agreement, dated April 21, 2005 (the “Securities Purchase Agreement”), between the Company and Norway Acquisition SPV, LLC (“Norway SPV”), Norway SPV has agreed to purchase from the Company up to $205,000,000 aggregate principal amount of 3.75% Series A Convertible Notes due 2012 (the “Series A Notes”) under the Indenture (as defined below). In addition, pursuant to the Note Amendment Agreement, dated as of April 21, 2005 (the “Amendment Agreement”), among the Company and the H&F Entities, the H&F Entities have agreed to amend and restate the $240,000,000 aggregate principal amount of 4.0% Convertible Subordinated Notes due 2006 (the “Existing Notes”) issued by the Company and held by the H&F Entities by issuing to the H&F Entities $240,000,000 aggregate principal amount of 3.75% Series B Convertible Notes due 2012 (the “Series B Notes” and together with the Series A Notes, the “Notes”) under the Indenture. The Notes will be convertible into shares of fully paid, non-assessable Common Stock (as defined below) on the terms, and subject to the conditions, set forth in the Notes and the Indenture.

In addition, pursuant to the Securities Purchase Agreement, the Company has agreed to issue Warrants (as defined below) to Norway SPV which give Norway SPV the right to acquire an aggregate of 2,753,448 shares of Common Stock, and pursuant to the Amendment Agreement, the Company has agreed to issue Warrants to the H&F Entities which give them the right to acquire an aggregate of 2,209,052 shares of Common Stock.

It is contemplated that, on or promptly following the Acquisition Closing Date (as defined below) Norway SPV will transfer to the H&F Entities and the SLP Entities the Series A Notes and the Warrants acquired by Norway SPV under the Securities Purchase Agreement.

For good and valuable consideration, the receipt of which is hereby acknowledged, the Company desires to provide to each Holder (as defined below) the rights to register the Registrable Securities (as defined below) held by them under the Securities Act (as defined below) on the terms and subject to the conditions set forth herein.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Action”: Any action, suit, arbitration, inquiry, proceeding or investigation by or before any governmental entity.

“Acquisition Closing Date”: The “Closing Date” as defined in the Agreement and Plan of Merger, dated as of April 21, 2005 by and among the Company, Norway Acquisition Corp. and Instinet Group Incorporated.

“Common Stock”: The Company’s common stock, $0.01 par value per share, and any securities issued in or upon exchange, conversion or replacement of such Common Stock.

“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“H&F Holders”: Each of the H&F Entities and any other Holder to whom an H&F Holder has in accordance with Section 7.2 assigned the right to request the filing of a registration statement pursuant to Section 2.1.

“Holder”: Any holder of Registrable Securities (including any direct or indirect transferee of the Initial Holders) who agrees in writing to be bound by the provisions of this Agreement and, in the case of Holders other than the Initial Holders, specifies in such writing the address and facsimile number at which notices may be given pursuant to this Agreement and delivers a copy of such writing to the Company.

“Indenture”: The Indenture, dated as of April 21, 2005, between the Company and Law Debenture Trust Company of New York, as trustee (the “Trustee”), pursuant to which the Notes are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

“Person”: Any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, enterprise or government or any department or agency thereof.

“Registrable Securities”: Each of (a) the Notes, (b) the shares of Common Stock issued upon conversion of the Notes, (c) the shares of Common Stock issued upon exercise of the Warrants and (d) any securities issued as dividend or other distribution with respect to, or in or upon exchange, conversion or replacement of, any Registrable Securities. Any particular Registrable Securities that are issued shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities are held by a Holder that together with its affiliates beneficially owns less than 2% of such class or series of securities and such securities may be sold or transferred by such Holder without restriction pursuant to 144(k) (or successor provision) under the Securities Act or (iv) such securities shall have ceased to be outstanding.

“Registration Date”: The date which is the earlier of (i) the date which is nine months following the Acquisition Closing Date and (ii) October 21, 2006.

“Registration Expenses”: Any and all expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. (the “NASD”) registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 2720 of the NASD Manual, and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities market or exchange and all rating agency fees, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel selected pursuant to Section 6.1 hereof by the Holders of the Registrable Securities being registered to represent such Holders in connection with each such registration, (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, and (viii) fees and expenses incurred by the Company or the Holders participating in such registration in connection with any “road show” including travel and accommodations.

“Securities Act”: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SEC”: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act and other federal securities laws.

“SLP Holders”: Each of the SLP Entities and any other Holder to whom an SLP Holder has in accordance with Section 7.2 assigned the right to request the filing of a registration statement pursuant to Section 2.1.

“TIA”: Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder, in each case, as in effect on the date the Indenture is qualified under the TIA.

“Warrants”: Each of the warrants issued by the Company to (i) Norway SPV pursuant to the Securities Purchase Agreement which give them the right to acquire shares of Common Stock, and (ii) the H&F Entities pursuant to the Amendment Agreement which give them the right to acquire shares of Common Stock, in each case, on terms, and subject to the conditions, set forth in such warrants.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Demand Registration Rights.

(a) Right to Demand Registration of Registrable Securities. Subject to the conditions of this Section 2.1, if the Company shall receive a written request from one or more H&F Holders and/or SLP Holders (the “Initiating Holders”), that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having a value (based on the average closing sale price per share of Common Stock for 10 trading days preceding the registration request) of not less than $50,000,000 (or, if less, all of the Registrable Securities then held by such requesting Holders), then the Company shall, within five (5) days of the receipt thereof, give written notice of such request to all Holders, who must respond in writing within fifteen (15) days requesting inclusion in such registration of such Holders’ Registrable Securities of the same type or types that are being registered by the Initiating Holders (it being understood that all Notes will be deemed to be the same type of Registrable Securities). Each request must specify the amount and intended manner of disposition of such Registrable Securities. The Company, subject to the limitations of this Section 2.1, must use its reasonable best efforts to effect, as soon as reasonably practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in accordance with this Section 2.1 together with any other securities of the Company entitled to inclusion in such registration; provided, however, that the Company shall not be required to file a registration statement in connection with a written request pursuant to this paragraph (a) prior to the date which is sixty (60) days before the expected Registration Date (as determined by the Company in good faith).

(b) Shelf Registration Statement. If a written request made by the Initiating Holders under Section 2.1(a) hereof specifies that the intended manner of disposition of Registrable Securities is to be made by means of a shelf registration providing for resales of such Registrable Securities, the Company shall use its reasonable best efforts to effect, as soon as reasonably practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be so registered in accordance with Section 2.1(a) pursuant to a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 (or successor provision) under the Securities Act (together with any amendments thereto, and including any documents incorporated by reference therein, the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales of such Registrable Securities.

(c) Underwritten Offerings. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) hereof and the Company shall include such information in the written notice referred to in such Section 2.1(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company) and complete and execute all questionnaires, powers of attorney and other documents reasonably required under the terms of such underwriting agreement and these registration rights. Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises the Company in writing that, in its opinion, marketing factors require a limitation of the amount of securities to be underwritten (including Registrable Securities) because the amount of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of the securities to be offered, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the amount of Registrable Securities that may be included in the underwriting shall be allocated among participating Holders, (i) first among the Initiating Holders as nearly as possible on a pro rata basis based on the total amount of Registrable Securities (on an as converted basis) held by such Initiating Holders requested to be included in such underwriting and (ii) second to the extent all Registrable Securities requested to be included in such underwriting by the Initiating Holders have been included, among the Holders (other than the Initiating Holders) requesting inclusion of Registrable Securities in such underwritten offering, as nearly as possible on a pro rata basis based on the total amount of Registrable Securities (on an as converted basis) held by such Holders requested to be included in such underwriting. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(d) Underwritten Shelf Take-Downs. Notwithstanding the provisions of Section 2.1(c) hereof, if a Shelf Registration Statement has become effective in accordance with Section 2.1(b) hereof and any H&F Holder or SLP Holder (the “Initiating Shelf Holders”) of Registrable Securities covered by such Shelf Registration Statement advises the Company in writing that it intends to sell its Registrable Securities pursuant to an underwritten “take-down” under such Shelf Registration Statement which could involve a customary “road show” (a “Marketed Take-down”), then the Company shall, within five (5) days of the receipt thereof, give written notice of such intention to all Holders of Registrable Securities under such Shelf Registration Statement, who must respond in writing within fifteen (15) days requesting inclusion of such Holders’ Registrable Securities in such Marketed Take-down. In such event, the right of any Holder to include its Registrable Securities in such Marketed Take-down shall be conditioned upon such Holder’s participation in such Marketed Take-down and inclusion of such Holder’s Registrable Securities in the Marketed Take-down to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises the Company in writing that, in its opinion, marketing factors require a limitation of the amount of securities to be underwritten (including Registrable Securities) because the amount of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of the securities to be offered, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the amount of Registrable Securities that may be included in the underwriting shall be allocated among participating Holders, (i) first among the Initiating Shelf Holders as nearly as possible on a pro rata basis based on the total amount of Registrable Securities (on an as converted basis) held by such Holders requested to be included in such underwriting and (ii) second to the extent all Registrable Securities requested to be included in such underwriting by the Initiating Shelf Holders have been included, among the Holders (other than the Initiating Holders) requesting inclusion of Registrable Securities in such underwritten offering, as nearly as possible on a pro rata basis based on the total amount of Registrable Securities (on an as converted basis) held by such Holders requested to be included in such underwriting. For avoidance of doubt, if any Holder desires to sell its Registrable Securities pursuant to an underwritten “take-down” under the Shelf Registration Statement which does not involve a customary “road show”, then the other Holders will not have the right to participate in such underwritten “take-down”.

(e) Registration Limits. Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 2.1:

(i) that will become effective prior to the Registration Date;

(ii) in the case of (A) a registration requested by the H&F Holders pursuant to Section 2.1(a) hereof, after the Company has effected six (6) registrations requested by the H&F Holders pursuant to such Section and (B) a registration requested by the SLP Holders pursuant to Section 2.1(a), after the Company has effected three (3) registrations requested by the SLP Holders pursuant to such Section; provided however, that a registration request involving an underwritten offering will not count as a requested registration under this clause (ii) unless the Holder making such request is able, after giving effect to any underwriting cutbacks contemplated by Section 2.1(c) or (d) hereof, to register at least 75% of the amount of Registrable Securities originally requested by such Holder to be included in such registration; provided, further, however, if the H&F Holders and the SLP Holders jointly request a registration pursuant to Section 2.1(a) hereof, then, for purposes of this clause (ii), whichever of either the H&F Holders (as a group) or the SLP Holders (as a group) is able to register and sell more Registrable Securities pursuant to such request shall be deemed solely to have made such request; and provided, still, further, however, that the second Marketed Take-down requested by a H&F Holder or SLP Holder under any Shelf Registration Statement which has been effected pursuant to the request of such Holder shall be deemed to be a requested registration by such Holder for purposes of this clause (ii);

(iii) within 90 days of the effective date of any other registration statement filed by the Company pursuant to the Securities Act in connection with the Company making a primary offering of its securities, excluding registration statements filed on From S-4 or S-8 (or any substitute form that may be adopted by the SEC);

(iv) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1, a certificate signed by the Chairman, President or a Vice President of the Company stating that in the good faith judgment of the Company’s Board of Directors the filing or effectiveness of such registration statement would materially interfere with any proposed acquisition, disposition, financing or other material transaction involving the Company or its subsidiaries, in which event the Company shall have the right to defer such filing for a period of not more than sixty (60) days in any 90-day period after receipt of the request of the Initiating Holders; provided that the Company shall not defer filings pursuant to this clause (iv) more than an aggregate of one hundred and twenty (120) days in any twelve (12) month period; or

(v) (x) requested by the H&F Holders if in the prior six (6) months the Company has effected a registration pursuant to this Section 2.1 at the request of the H&F Holders or (y) requested by the SLP Holders if in the prior six (6) months the Company has effected a registration pursuant to this Section 2.1 at the request of the SLP Holders.

Section 2.2 Piggyback Rights. (a) Right to Include Registrable Securities. If the Company at any time after the Registration Date hereof proposes to register its Common Stock (or any security which is convertible into or exchangeable or exercisable for Common Stock) under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, it will, at each such time, give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders’ rights under this Article II. Upon the written request of any such Holder made within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will, as expeditiously as reasonably practicable, use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities (in the form of Common Stock) which the Company has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 2.2(a) involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

Section 2.3 Priority in Piggyback Registrations. If a registration pursuant to Section 2.2 hereof involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, marketing factors require a limitation of the amount of securities to be underwritten (including Registrable Securities) because the amount of securities to be underwritten is likely to have an adverse effect on the price, timing or distribution of the securities to be offered, in such offering as contemplated by the Company (other than the Registrable Securities), then, (i) in the case such registration is being made pursuant to NASD’s registration demand rights under Section 1.1 of the Investor Rights Agreement, dated as of

February 20, 2002, between the Company and NASD as in effect on the date of this Agreement (but without giving effect to any amendment, supplement or other modification of such agreement after the date hereof), the Company will include in such registration (A) first, 100% of the securities NASD proposes to sell and (B) second, to the extent that the amount of securities requested to be involved in such registration pursuant to Section 2.2 hereof can, in the opinion of such managing underwriter, be sold without having the materially adverse effect referred to above, the amount of Registrable Securities (on an as converted basis) which the Holders have requested to be included in such registration and the securities to be offered by the Company, if any, such amount to be allocated pro rata among all requesting Holders and the Company on the basis of the amount of securities requested by such Holders and the Company in such registration, and (ii) otherwise (A) first, 100% of the securities the Company proposes to sell, (B) second, to the extent that the amount of Registrable Securities requested to be included in such registration pursuant to Section 2.2 hereof can, in the opinion of such managing underwriter, be sold without having the materially adverse effect referred to above, the amount of Registrable Securities (on an as converted basis) which the Holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders on the basis of the amount of Registrable Securities (on an as converted basis) then held by each such Holder (provided that any amount thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner) and (C) third, to the extent that the amount of securities requested to be included in such registration can, in the opinion of such managing underwriter, be sold without having the materially adverse effect referred to above, the amount of securities held by any other Person which have the right to be included in such registration.

Section 2.4 Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Article II.

Section 2.5 Registration Form. The Company shall select the registration statement form for any registration pursuant to Section 2.1, but shall cooperate with the requests of the Initiating Holders or managing underwriters selected by them as to the inclusion therein of information not specifically required by such form.

Section 2.6 Additional Rights. If the Company at any time after the date hereof grants to any other holders of Common Stock or securities of the Company convertible into Common Stock any rights to request the Company to effect the registration under the Securities Act of any such shares of Common Stock on terms more favorable to such holders than the terms set forth in this Article II, the terms of this Article II shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits.

ARTICLE III

REGISTRATION PROCEDURES

Section 3.1 Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as reasonably practicable:

(i) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to Section 2.2 at any time prior to the effective date of the registration statement relating thereto;

(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period (A) in the case such registration statement is a Shelf Registration Statement, ending on the date that the securities registered under such Shelf Registration Statement cease being Registrable Securities, and (B) in the case of all other registration statements, not in excess of 180 days, and, in each case, to comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to each counsel selected pursuant to Section 6.1 hereof by the Holders of the Registrable Securities covered by such registration statement to represent such Holders and use all reasonable efforts to take into account and, if appropriate, reflect in such registration statement or amendment thereto such comments as the Holders and their counsel may reasonably request; and provided, further, that notwithstanding the foregoing, the Company may suspend the effectiveness of a Shelf Registration Statement by written notice to the Holders of Registrable Securities subject to such Shelf Registration Statement for a period not to exceed an aggregate of sixty (60) days in any 90-day period (each such period, a “Suspension Period”) and not to exceed an aggregate of one hundred and twenty (120) days in any twelve (12) month period if:

(I) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(II) the Company reasonably determines that the disclosure of such event at such time would materially interfere with any proposed acquisition, disposition, financing or other material transaction involving the Company or its subsidiaries;

(iii) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus included in such registration statement (including each preliminary and final prospectus and supplement thereto), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(iv) use its reasonable best efforts to (A) register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, and (B) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities; provided, however, that the Company shall not for any such purpose be required to (I) qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified, (II) subject itself to taxation in any such jurisdiction other than with respect to the registration of securities or (III) consent to general service of process in any such jurisdiction;

(v) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (ii) of this Section 3.1, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare as promptly as reasonably practical a post-effective amendment to such registration statement and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(vi) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(vii) (A) use its reasonable best efforts to list the Common Stock issuable upon conversion of the Notes or exercise of the Warrants on any securities market or exchange on which the Common Stock is then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; and (B) use its reasonable best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(viii) enter into and perform such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other persons in addition to, or in substitution for the provisions of Article IV hereof, and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(ix) obtain a “cold comfort” letter or letters from the Company’s independent public accounts in customary form and covering matters of the type customarily covered by “cold comfort” letters as the seller or sellers of a majority of shares of such Registrable Securities (on an as converted basis) or managing underwriter or agent shall reasonably request;

(x) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(xi) notify counsel (selected pursuant to Section 6.1 hereof) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, as promptly as possible, and confirm the notice in writing (A) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (B) of the receipt of any comments from the SEC, (C) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information and (D) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(xii) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(xiii) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein and to which the Company does not reasonably object, including, without limitation, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable

Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(xiv) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

(xv) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriters or agents an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel;

(xvi) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

(xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the applicable registration statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; execute and use its reasonable best efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable such Indenture to be so qualified in a timely manner; and in the event that any such amendment or modification referred to in this clause (xvii) involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture; and

(xviii) if requested by the underwriters, prepare and present to potential investors customary “road show” or marketing materials in a manner consistent with other new issuances of other securities similar to the Registrable Securities.

Each Holder of Registrable Securities agrees as a condition to the registration of such Holder’s Registrable Securities as provided herein to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (vi) of this Section 3.1, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (vi) of this Section 3.1, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in clause (ii) of this Section 3.1 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (vi) of this Section 3.1 and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (vi) of this Section 3.1.

Section 3.2 Restrictions on Public Sale by the Company. The Company agrees (i) not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 2.1(c) or Section 2.1(d), or any securities convertible into or exchangeable or exercisable for such securities, during such period as the lead Underwriter may reasonably request, no greater than ninety (90) days, beginning on, the effective date of any registration statement relating to an offering under Section 2.1(c) or the pricing of an offering under Section 2.1(d) (except as part of such registration statement and except pursuant to registrations on Form S-4 or S-8 or any successor or similar form thereto), and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of such securities and not to effect any sale or distribution of such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 (except as part of any such registration, if permitted).

ARTICLE IV

INDEMNIFICATION

Section 4.1 Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Article II hereof, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each affiliate of such seller and their respective trustees, directors and officers or general and limited partners (including any director, officer, affiliate, employee, representative, agent and controlling Person of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any and all Actions (whether or not an Indemnified Party is a party thereto), losses, claims, damages or liabilities, joint or several, and expenses (including, without limitation, reasonable attorney’s fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of, relate to or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or supplemental prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or supplemental prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Indemnified Party and shall survive the transfer of such securities by such seller.

Section 4.2 Indemnification by the Seller. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Article II hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.1) the Company, its officers, directors and agents and all other prospective sellers with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or supplemental prospectus contained therein, or any amendment or supplement, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or supplemental prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such seller. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the gross proceeds after underwriting discounts and commissions, but before expenses, received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 4.3 Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any Action with respect to which a claim for indemnification may be made pursuant to this Article IV, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such Action; provided that the failure of the Indemnified Party to give notice as provided herein (i) shall not relieve the indemnifying party of its obligations under this Article IV, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice, and (ii) shall not, in any event, relieve the indemnifying party from any obligations which it may have to any Indemnified Party other than the indemnification obligation provided in Sections 4.1 and 4.2. In case any such Action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such Action, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will consent to entry of any judgment or settle any Action which (i) does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such Action and (ii) does not involve the imposition of equitable remedies or of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party, other than as a result of the imposition of financial obligations for such Indemnified Party will be indemnified hereunder.

Section 4.4 Contribution. (a) If the indemnification provided for in this Article IV from the indemnifying party is unavailable to or insufficient to fully hold harmless an Indemnified Party hereunder in respect of any Action, losses, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Action, losses, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such Indemnified Party in connection with the actions which resulted in such Action losses, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and such Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 4.4 as a result of the Action, losses, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.4(a) hereof. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 4.5 Other Indemnification. Indemnification similar to that specified in the preceding provisions of this Article IV (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 4.6 Non-Exclusivity. The obligations of the parties under this Article IV shall be in addition to any liability which any party may otherwise have to any other party.

ARTICLE V

RULE 144

Section 5.1 Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

ARTICLE VI

SELECTION OF COUNSEL

Section 6.1 Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Article II hereof, the Holders of a majority of the Registrable Securities (on as an converted basis) covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company and each of the H&F Entities and each of the SLP Entities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment authorized by this Section, whether or not such Registrable Securities shall have been marked to indicate such amendment.

Section 7.2 Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. All or any portion of the rights of each Holder under this Agreement are transferable to each transferee of such Holder to whom the transferor transfers Registrable Securities or Warrants and each transferee of such Holder agrees to be bound by and to perform all of the terms and provisions required by this Agreement.

Section 7.3 Confidentiality of Records. Each Holder agrees to use, and to use all reasonable efforts to insure that its authorized representatives use, the same degree of care as such Holder uses to protect its own confidential information to keep confidential any information furnished to it pursuant to this Agreement which the Company identifies as being confidential (so long as such information is not in the public domain); provided, however, that any Holder may disclose such confidential information without the prior written consent of the other parties hereto (i) to any “Related Party” (as defined below) so long as such Related Party is advised of the confidentiality provisions of this Section 5.3 and agrees in writing to comply with such provisions, (ii) if such information is publicly available or (iii) if disclosure is requested or compelled by legal proceedings, subpoena, civil investigative demands or similar proceedings. Any Holder who provides confidential information to a Related Party shall be liable for any breach by such Related Party of the confidentiality provisions of this Section 7.3. For purposes of this Section 7.3, “Related Party” shall mean, with respect to any Holder, (A) any partner, member, director, officer, employee or representative of such Holder or (B) any affiliate of such Holder.

Section 7.4 Notices. All notices and other communications provided for hereunder shall be in writing and shall be sent by first class mail, fax or hand delivery:

(i)	if to the Company, to:

The Nasdaq Stock Market, Inc.

9513 Key West Avenue

Rockville, MD 20850

Attention: John Zecca

Fax: (310) 978-5296

(ii)	if to the H&F Entities, to:

Hellman & Friedman LLC

One Maritime Plaza, 12th Floor

San Francisco, CA 94111

Attention: Arrie Park

Fax: (415) 788-0176

(iii)	if to the SLP Entities, to:

Silver Lake Partners

2725 Sand Hill Road, Suite 150

Menlo Park, CA 94025

Attention: Alan Austin

Fax: (650) 234-2593

(iv)	if to Integral, to:

Silver Lake Partners

2725 Sand Hill Road, Suite 150

Menlo Park, CA 94025

Attention: Alan Austin

Fax: (650) 234-2593

(v)	if to VAB Investors, to:

Silver Lake Partners

2725 Sand Hill Road, Suite 150

Menlo Park, CA 94025

Attention: Alan Austin

Fax: (650) 234-2593

All such notices and communications shall be deemed to have been given or made (A) when delivered by hand, (B) five (5) business days after being deposited in the mail, postage prepaid or (C) when faxed, receipt acknowledged.

Section 7.5 Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

Section 7.6 Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

Section 7.7 Counterparts. This Agreement may be executed in counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 7.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

Section 7.9 Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled at law or in equity.

Section 7.10 Termination. This Agreement shall terminate and be of no further force and effect on the Series A Redemption Date (as defined in the Indenture) if the Company has redeemed the Series A Notes and the Warrants in accordance with their terms on such date.

[Signatures on following pages.]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

THE NASDAQ STOCK MARKET, INC.

By:	/s/ Adena T. Friedman
Name:	Adena T. Friedman
Title:	Executive Vice President

[Signature pages continue on next page]

HELLMAN & FRIEDMAN CAPITAL PARTNERS IV, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC,
its Administrative Manager

		By:	H&F INVESTORS III, INC.,
its Manager

			By:	/s/ Mitchell R. Cohen
			Name:	Mitchell R. Cohen
			Title:	Vice President

H&F EXECUTIVE FUND IV, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC,
its Administrative Manager

		By:	H&F INVESTORS III, INC.,
its Manager

			By:	/s/ Mitchell R. Cohen
			Name:	Mitchell R. Cohen
			Title:	Vice President

H&F INTERNATIONAL PARTNERS IV-A, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC,
its Administrative Manager

		By:	H&F INVESTORS III, INC.,
its Manager

			By:	/s/ Mitchell R. Cohen
			Name:	Mitchell R. Cohen
			Title:	Vice President

[Signature pages continue on next page]

H&F INTERNATIONAL PARTNERS IV-B, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC,
its Administrative Manager

		By:	H&F INVESTORS III, INC.,
its Manager

			By:	/s/ Mitchell R. Cohen
			Name:	Mitchell R. Cohen
			Title:	Vice President

[Signature pages continue on next page]

SILVER LAKE PARTNERS II TSA, L.P.

By:	SILVER LAKE TECHNOLOGY
ASSOCIATES II, L.L.C., its General Partner

	By:	/s/ Alan K. Austin
	Name:	Alan K. Austin
	Title:	Managing Director and Chief Operating Officer

SILVER LAKE TECHNOLOGY INVESTORS II, L.L.C.

By:	SILVER LAKE MANAGEMENT COMPANY, L.L.C.,
its Manager

	By:	SILVER LAKE TECHNOLOGY MANAGEMENT, L.L.C., its Managing Member

		By:	/s/ Alan K. Austin
		Name:	Alan K. Austin
		Title:	Managing Director and Chief Operating Officer

SILVER LAKE PARTNERS TSA, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES, L.L.C.,
its General Partner

	By:	/s/ Alan K. Austin
	Name:	Alan K. Austin
	Title:	Managing Director and Chief Operating Officer

[Signature pages continue on next page]

SILVER LAKE INVESTORS, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES, L.L.C.,
its General Partner

	By:	/s/ Alan K. Austin
	Name:	Alan K. Austin
	Title:	Managing Director and Chief Operating Officer

[Signature pages continue on next page]

INTEGRAL CAPITAL PARTNERS VI, L.P.

By:	INTEGRAL CAPITAL MANAGEMENT VI, L.L.C.,
its General Partner

	By:	/s/ Pamela K. Hagenah
	Name:	Pamela K. Hagenah
	Title:	Manager

[Signature pages continue on next page]

VAB INVESTORS, LLC

By:	/s/ Edward J. Nicoll
Name:	Edward J. Nicoll
Title:	Manager